Exhibit A


                                Joint Filing Agreement
                                ----------------------

                    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on schedule 13D (including all amendments thereto) (the "Statement") with respect to the common stock, par value $.01 per share, of RockShox, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement. In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 8th day of October, 1996.


                                        /s/ Stephen W. Simons
                                        -----------------------------------
                                        Stephen W. Simons


                                        /s/ Debra W. Simons
                                        -----------------------------------
                                        Debra W. Simons



                                         A-1